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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 File No. 333-101224 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-68804 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-84659 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1996 U.S. Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-51098 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, and on Form S-3 File No. 333-42384 of BackWeb Technologies Ltd. of our report, dated January 27, 2004, with respect to the consolidated financial statements of BackWeb Technologies Ltd. included in the annual report (Form 10-K) for the year ended December 31, 2003.

                                        /s/ ERNST & YOUNG LLP

March 29, 2004